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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors


We consent to the incorporation by reference of our report dated February 7, 1996, with respect to the combined statements of operations, equity, and cash flows of Thomas Industries Inc. Lighting Group for the year ended December 31, 1995, in the Form 8-K/A of The Genlyte Group Incorporated filed with the Securities and Exchange Commission.

                                                        KPMG Peat Marwick LLP


Louisville, Kentucky
October 26, 1998